EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES OXLEY ACT OF 2002

The undersigned hereby certify that, to the best of their knowledge, the Quarterly Report on Form 10-Q filed herewith fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such periodic report fairly presents, in all material respects, the financial condition and results of operations of Unified Western Grocers, Inc. as of, and for, the periods presented in such report.

/s/ Alfred A. Plamann
Alfred A. Plamann President and Chief Executive Officer

/s/ Richard J. Martin
Richard J. Martin Executive Vice President, Finance and Administration and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Unified Western Grocers, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.